Exhibit 99.1

Silexion Therapeutics Announces 1-for-24 Reverse Share Split

Trading on a split-adjusted basis will begin at market open on November 11, 2026.

This adjustment is expected to help Silexion regain compliance with the Nasdaq minimum bid price requirement,

enhance its market position, and support its clinical progress with SIL204

Grand Cayman, Cayman Islands, November 9, 2026 -- Silexion Therapeutics Corp. (NASDAQ: SLXN) (“Silexion” or the “Company”), a clinical-stage biotechnology company pioneering RNA interference (RNAi) therapies for KRAS-driven cancers, today announced a 1-for-24 reverse share split of its ordinary shares. The reverse share split will become effective after market close on November 10, 2026, and the Company’s ordinary shares will begin trading on a reverse split-adjusted basis on the Nasdaq Capital Market at market open on November 11, 2026, under the existing ticker symbol “SLXN.” The new CUSIP number that has been assigned to the post-reverse split shares (to begin trading on November 11, 2026) is G1281K163.

As a result of the reverse share split, every twenty-four (24) ordinary shares of Silexion issued and outstanding will be automatically combined into one share. The par value of the ordinary shares will be proportionately increased, from $0.135 per share to $3.24 per share, and no fractional shares will be issued. Shareholders that are direct participants in the DTC system and that are entitled to fractional shares will each receive a rounded-up whole share.

“This reverse share split is a deliberate step to preserve our Nasdaq listing and reinforce the capital structure that supports Silexion’s clinical execution,” said Ilan Hadar, Chairman and CEO of Silexion. “Along with progressing in the active stage of our Phase 2/3 trial of SIL204 in locally advanced pancreatic cancer (for which we dosed our first patient in September), we believe that we can achieve more solid financial standing in the capital markets and remedy outstanding Nasdaq listing deficiencies. The higher per-share trading price that will result from this reverse split should help to remedy our Nasdaq bid price deficiency, reduce volatility, broaden the universe of investors who are able to engage with our story, and improve our flexibility to fund the continued advancement of our SIL204 treatment for patients with KRAS-driven cancers who have few options today.”

Record shareholders holding shares in book-entry form do not need to take any action in respect of the reverse share split, as their shares will be adjusted automatically. Those holding shares through a broker or nominee will also not need to take any action, as the number of shares held by them will be adjusted automatically, as reflected in their brokerage account. For further details, those shareholders should contact their broker.

The reverse share split is intended, among other things, to enable the Company to regain compliance with Nasdaq’s minimum bid price requirement, as outlined in Nasdaq Listing Rule 5550(a)(2). This adjustment is also expected to help enhance Silexion’s market position and support its strategic growth initiatives (including by facilitating the Company’s conduct of equity financings).

About Silexion Therapeutics

Silexion Therapeutics is a pioneering clinical-stage, oncology-focused biotechnology company dedicated to the development of innovative treatments for unsatisfactorily treated solid tumor cancers that have the mutated KRAS oncogene, generally considered to be the most common oncogenic gene driver in human cancers. The Company conducted a Phase 2a clinical trial in its first-generation product candidate, which showed a positive trend in comparison to the control of chemotherapy alone, and is now advancing its lead, second-generation, product candidate, SIL204, a small interfering RNA (siRNA), through Phase 2/3 clinical evaluation. Silexion is committed to pushing the boundaries of therapeutic advancements in the field of oncology and further developing its lead product candidate for locally advanced pancreatic cancer. For more information, please visit: https://silexion.com

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. All statements other than statements of historical fact contained in this communication are forward-looking statements, including, for example, statements regarding: the clinical development, timing, enrollment, protocol execution, and anticipated outcomes of the Phase 2/3 clinical trial of SIL204 in locally advanced pancreatic cancer; the Company’s anticipated future financing activities; the Company’s planned reverse share split and the timing of its effectiveness; the Company’s ability to remedy its deficiencies in complying with the continued listing requirements of the Nasdaq Capital Market; the potential therapeutic benefits and clinical utility of SIL204; Silexion’s business strategy and development plans; and Silexion’s future capital requirements and ability to raise additional capital. These forward-looking statements are generally identified by terminology such as “may”, “should”, “could”, “might”, “plan”, “possible”, “expect”, “intend”, “will”, “estimate”, “anticipate”, “believe”, “predict”, “prospective”, or “potential”, or the negatives of these terms or variations of them, or similar terminology. Forward-looking statements involve a number of risks, uncertainties, and assumptions, and actual results or events may differ materially from those projected or implied in those statements. Important factors that could cause such differences include, but are not limited to: (i) the ability of Silexion and its participating clinical trial centers to successfully enroll, treat, and evaluate patients in accordance with the study protocol, including the initial safety run-in cohort of approximately 18 patients and the randomized expansion cohort of approximately 166 patients; (ii) the risk that preliminary clinical safety, tolerability, response rate, or survival data may not be achieved, confirmed, or replicated as the trial advances, that early observations may not be predictive of final trial results, or that SIL204 may not demonstrate statistically significant improvements in clinical efficacy compared to chemotherapy alone; (iii) the ability of Silexion to complete standard site activation procedures at additional medical centers in Israel and Germany on anticipated timelines; (iv) Silexion’s strategy, future operations, financial position, projected costs, prospects, and plans; (v) the impact of the regulatory environment and compliance complexities, including site-level approvals, conditions, and clearances required prior to study commencement in each jurisdiction; (vi) Silexion’s future capital requirements and sources and uses of cash, including its ability to obtain additional capital; (vii) whether Silexion can maintain its Nasdaq listing, including its ability to remedy its Nasdaq listing deficiencies regarding minimum bid price and minimum shareholders’ equity; and (viii) other risks and uncertainties set forth in the documents filed by the Company with the SEC, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 17, 2026, and the Company’s Quarterly Report on Form 10-Q for the quarters ended March 31, 2026 and June 30, 2026, filed with the SEC on May 15, 2026 and August 14, 2026, respectively. Silexion cautions you against placing undue reliance on forward-looking statements, which reflect current beliefs and are based on information currently available as of the date a forward-looking statement is made. Forward-looking statements set forth herein speak only as of the date they are made. Silexion undertakes no obligation to revise forward-looking statements to reflect future events, changes in circumstances, or changes in beliefs, except as otherwise required by law.

Company Contact
Silexion Therapeutics Corp
Ms. Mirit Horenshtein Hadar, CFO
info@silexion.com

Investor Relations Contact
Arx Investor Relations
North American Equities Desk
silexion@arxhq.com